News Release

HOPE BANCORP COMPLETES MERGER WITH TERRITORIAL BANCORP

LOS ANGELES, April 2, 2025—Hope Bancorp, Inc. (“Hope Bancorp”) (NASDAQ: HOPE), the holding company of Bank of Hope, today announced the completion of its merger with Honolulu-based Territorial Bancorp Inc. (“Territorial”), the holding company for Territorial Savings Bank. Effective as of April 2, 2025, Territorial Savings Bank will operate under the trade name Territorial Savings, a division of Bank of Hope, preserving the 100-plus year legacy of the Territorial brand, culture and commitment to local communities.

“We are excited to have completed this combination and to officially welcome Territorial customers and team members to the Bank of Hope family,” stated Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp. “With the addition of Territorial Savings, Bank of Hope has become the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii.”

Pursuant to the merger agreement, Territorial shareholders have the right to receive 0.8048 shares of Hope Bancorp common stock in exchange for each share of Territorial common stock they own.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the only regional Korean American bank in the United States with $17.05 billion in total assets as of December 31, 2024. With the addition of Territorial Savings, a division of Bank of Hope, effective April 2, 2025, the Company became the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, the Bank provides a full suite of commercial, corporate and consumer loans, deposit and fee-based products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; treasury management services, foreign currency exchange solutions, interest rate derivative products, and international trade financing, among others. The Bank operates 46 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, New York, New Jersey, Alabama, and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address link, Hope Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. Factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

For Hope Bancorp, Inc.
Julianna Balicka
EVP & Chief Financial Officer
213-235-3235
julianna.balicka@bankofhope.com

Angie Yang
SVP, Director of Investor Relations & Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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